                               AMENDMENT NO. 1 TO
                               MULTIPLE CLASS PLAN

                                       OF

                   AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.

         THIS AMENDMENT NO. 1 TO MULTIPLE CLASS PLAN is made as of the 6th day of March, 2002, by the above named corporation (the "Issuer"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the
Multiple Class Plan.

                                    RECITALS

         WHEREAS, the Issuer is a party to a certain Multiple Class Plan dated as of May 18, 2001 (the "Plan"); and

         WHEREAS, the Issuer has authorized the issuance of a new class of shares for four of its funds (the "Class III Funds") and the filing of a registration statement for such funds; and

         WHEREAS, the Issuer desires to amend the Multiple Class Plan to add the new Class III Funds.

         NOW, THEREFORE, in consideration of the mutual promises set forth herein, the Issuer hereto agrees as follows:

         1.       Schedule A to the Plan is hereby amended by deleting the text thereof in its entirety and inserting in lieu therefor the Schedule A attached hereto.

         2.       After the date hereof, all references to the Plan shall be deemed to mean the Multiple Class Plan, as amended by this Amendment No. 1.

         3.       In the event of a conflict between the terms of this Amendment
No.1 and the Plan, it is the intention of the parties that the terms of this
Amendment No. 1 shall control and the Plan shall be interpreted on that basis.
To the extent the provisions of the Plan have not been amended by this Amendment
No. 1, the parties hereby confirm and ratify the Plan.

         4.       This Amendment No. 1 may be executed in two or more
counterparts, each of which shall be an original and all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 as of the date first above written.

                                    AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.

                                    BY:     /s/Charles A. Etherington
                                            Charles A. Etherington
                                            Vice President

                                   SCHEDULE A

                      Funds Covered by this Multiclass Plan
-------------------------------------- ----------------- ----------------- ----------------
                Fund                       Class I           Class II         Class III

-------------------------------------- ----------------- ----------------- ----------------
*        VP International                    YES               YES               YES
*        VP Value                            YES               YES               YES
*        VP Ultra                            YES               YES               YES
*        VP Income & Growth                  YES               YES               YES
*        VP Global Growth                    YES               NO                NO
*        VP Growth                           YES               NO                NO
*        VP Vista                            YES               NO                NO
*        VP Equity Index                     YES               NO                NO
*        VP Balanced                         YES               NO                NO
*        VP Capital Appreciation             YES               NO                NO
-------------------------------------- ----------------- ----------------- ----------------

By:      /s/Charles A. Etherington
Name:    Charles A. Etherington
Title:   Vice President
Date:    March 6, 2002